clinigence holdings and accountable healthcare america provide new update to shareholders

ATLANTA, GA and FT. LAUDERDALE, FL − (BUSINESSWIRE) – June 3, 2020 – Clinigence Holdings, Inc. (“Clinigence” or the “Company”) (OTC: CLNH), a pioneer in clinical data integration, clinical quality reporting and population health analytics, and Accountable Healthcare America, Inc. (“AHA”), a leading medical management platform company and provider network, today are providing an update to their shareholders.

As previously announced on February 3, 2020, Clinigence and AHA were on the verge of executing a definitive merger agreement to merge the two companies in late January when they received a confidential Letter Of Intent (“LOI”) to acquire both companies as well as several roll-up acquisitions from a Nasdaq-listed Special Purpose Acquisition Company (“SPAC”). The Boards of Directors of both companies made a decision to execute the LOI with the SPAC and to proceed with the process of combining into the SPAC. The process is still ongoing, with PCAOB-certified audits of all entities expected to be completed by June 30.

To increase shareholder value and to facilitate the transaction with the SPAC, the Board of Directors of Clinigence Holdings decided to sell certain assets of the Company to AHA. The sale of the assets was completed on Friday, May 29. Under the terms of the transaction, Clinigence Health, a subsidiary of Clinigence Holdings, has transferred certain of its intellectual property assets and patents, as well as liabilities of approximately $3.2 million, to AHA for an aggregate purchase price of $15 million of Preferred Stock of AHA. Net of the liabilities, this reflects an equity value of approximately $11.8 million. Excluded from the sale are all of the Company’s client contracts, cash, accounts receivable and the name Clinigence. The Preferred Stock of AHA will automatically convert into Common Stock of the SPAC if the transaction with the SPAC is consummated, or into 3,750,000 shares of Common Stock of AHA, based upon a $4 per share valuation, in the event the transaction with the SPAC is not consummated

Concomitant with the transaction, Clinigence Health has entered into a License Agreement with AHA pursuant to which Clinigence Health has licensed certain rights to the IP and Clinigence Health’s ongoing operations will continue as before uninterrupted.

There can be no assurance that the proposed transaction with the SPAC will occur at all. In the event that the transaction with the SPAC does not occur, Clinigence and AHA currently intend to then complete their previously announced merger, although there can be no assurance that the proposed transaction between Clinigence and AHA will occur at all. If the transaction with the SPAC does occur, management from Clinigence and AHA will be charged with leading the new company.

“The Boards of Clinigence and AHA are excited to be able to bring this opportunity to our shareholders,” stated Warren Hosseinion, M.D., Chairman of the Board of Clinigence. “We believe that this potential transaction with the SPAC is the best strategic move for us, if it can be achieved, and will allow us to become Nasdaq-listed and give us access to incremental equity capital to accelerate our growth. We expect to be an active participant in the consolidation of our industry.”

Headquartered in Ft. Lauderdale, Florida and founded in 2013 by industry veterans with a combined 125 years of experience in the Medicare managed care space, AHA is a leading medical management platform company that currently owns and operates one of the most successful accountable care organizations with approximately 26,000 Medicare members through a network of over 65 providers. AHA provides a suite of services for its providers, including care coordination, high-risk care managers, documentation improvement and medical coding programs, medical management best practices programs, health management programs such as annual wellness visits and chronic care management, and performance improvement plans.

Clinigence Holdings, headquartered in Atlanta, Georgia, is a pioneer in clinical data integration, clinical quality reporting and population health analytics. The scalable, purpose-built Clinigence cloud-based platform, which is in use by multiple health plans, hospitals, independent practice associations/medical groups, accountable care organizations and physicians, and which currently has clinical and claims data on over 7 million patients, performs the following functions: the aggregation, integration and analysis of both clinical EHR and claims data, clinical and quality reporting such as, STAR, GPRO and MIPS, gaps in care reporting, risk-stratification of patients, predictive analytics, reporting of utilization metrics such as Admits/1000, Beddays/1000, ER Visits/1000, pharmacy utilization analysis and also generates a dashboard for each physician that includes financial, quality and utilization metrics.

Proposed Transaction Timeline and Listing of Common Stock on Nasdaq

AHA intends to sign definitive business combination agreements with the SPAC within the next 30-60 days, if possible. Closing of the transaction will be subject to certain closing conditions, including but not limited to AHA and the target roll-up acquisitions having two years of consolidated audited financials, as well as a proxy filing and approval of the transaction by the SPAC’s shareholders. AHA currently expects to seek to close the transaction with the SPAC in October or November of 2020.

About Clinigence Holdings, Inc.

Clinigence Holdings, a fully reporting, publicly-held company, is a leading healthcare information technology company providing an advanced, cloud-based platform that enables healthcare organizations to provide value-based care and population health management. The Clinigence platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of each patient and provider and virtually unlimited insights into patient populations. For more information, please visit www.clinigencehealth.com. Information on our website does not comprise a part of this press release.

About Accountable Healthcare America, Inc.

AHA is a privately held medical management platform company and provider network. For more information, please visit www.ahahealthcare.net. Information on our web-site does not comprise a part of this press release.

Safe Harbor:

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Act of 1995. When used in this press release, the words or phrases "will likely result," "expect to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to, challenges involved in reaching satisfactory business combination agreements with the SPAC and various roll-up target acquisitions, being able to satisfy all of the anticipated conditions to closing with the SPAC including obtaining consolidated audited financial statements, if the SPAC transaction does not proceed being able to enter into and close the merger transaction with AHA, economic conditions, dependence on management, dilution to shareholders, lack of capital, changes in laws or regulations, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth, demand for products and services of the Company, newly developing technologies, its ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition, the inability of the Company to obtain or maintain the listing of the post-acquisition company’s ordinary shares on Nasdaq following the Merger, and the ability of the Company and AHA to obtain additional financing which is expected to be needed prior to closing of any SPAC transaction. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Clinigence Holdings, Inc.

Warren Hosseinion, M.D.

Chairman of the Board

Via email at warren.hosseinion@clinigencehealth.com